WESTERN PACIFIC AIRLINES, INC

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT


 THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the ___ day of November, 1996, by and between WESTERN PACIFIC AIRLINES, INC., a Delaware corporation (the "Company"), and Edward R. Beauvais (the "Employee").

 RECITALS:

 A. The Company and Employee are parties to an Employment Agreement dated as of April 15, 1994 (the "Original Agreement") pursuant to which Employee is employed as Chairman of the Board, President and Chief Executive Officer of the Company.

 B. The Company and the Employee have agreed that the Employee shall resign, effective immediately, as President and Chief Executive Officer of the Company but shall retain his position as Chairman of the Board of the Company.

 C. The Company and Employee wish to amend and restate the Original Agreement to reflect such resignation and certain other changes in the employment relationship to be effected simultaneously.

 AGREEMENTS:

 NOW, THEREFORE, in consideration of the mutual covenants contained herein and in reliance upon the Recitals hereinabove set forth and incorporated herein and made a part hereof, the Company and the Employee agree as follows:

 1. Employment. The Company hereby employs the Employee and the Employee hereby accepts such employment from the Company as an employee upon the terms and conditions set forth in this Agreement.

 2. Duties. During the term of this Agreement, the Employee shall be employed in the position of the Company's Chairman of the Board of Directors and in such additional positions as the Board of Directors of the Company (the "Board") may from time to time determine and the Employee shall faithfully, diligently and conscientiously discharge those duties associated with those position(s) and shall be vested with such authority as provided in the Bylaws of the Company and as specifically directed by the Board or pursuant to the general operating policies adopted by the Board. As Chairman, the Employee will serve on the Board during the term of this Agreement, and will serve in such capacity without further compensation beyond that specified in this Agreement, unless otherwise determined by the Board. He will keep the Board fully informed, will on a regular schedule present reports to the Board and will conscientiously, faithfully and diligently pursue the accomplishment of the Company's business plans and objectives. The Company undertakes not to require that the Employee relocate from Colorado Springs, Colorado without the prior consent of the Employee. The Employee acknowledge that the Company is in the process of engaging a new President and Chief Executive Officer and agrees that the officer so engaged shall have general charge of the business affairs and property of the Company and the general supervision over the Company's other officers, employees, agents and representatives.

 3. Term. Subject to the provisions for early termination as hereinafter provided, the term of this Agreement shall begin on the date hereof and shall terminate on November __, 1999 (the "Initial Termination Date"). This Agreement shall be reviewed annually by the Company's Board of Directors, which shall determine, in its sole discretion, whether to extend the term of this Agreement beyond the Initial Termination Date and, if so, the date that shall constitute the New Termination Date.

 4. Early Termination. Except as provided in this Paragraph 4, this Agreement shall not terminate prior to the Initial Termination Date or any New Termination Date which has come into effect under Paragraph 3.

 a. EARLY TERMINATION BY THE COMPANY FOR CAUSE. If:(i) Employee is convicted of or pleads guilty to, the commission of a felony or other crime involving moral turpitude; (ii) the Employee has engaged in willful misconduct, embezzlement or reckless disregard of the Employee's duties hereunder or has materially interfered with the President and Chief Executive Officer's discharge of his duties or has attempted to usurp such officer's authority in a substantial way, or (iii) the Employee has voluntarily abandoned his duties and responsibilities hereunder, the Company may terminate the Employee effective as of a date not less than thirty (30) days after delivery to the Employee of written notice of such termination, which notice shall state in detail the grounds of such termination and shall include copies of Board resolutions in which appropriate determinations have been made in support of such termination. If such termination is based upon subparagraphs (ii) and (iii) above, the Employee shall be entitled to and may demand a hearing before the Board at which hearing all of the evidence and other considerations material to the determination of the Board to terminate the Employee shall be openly discussed and the Employee shall have the opportunity to present additional relevant evidence and relevant arguments as to why the Employee should not be terminated for cause. The scope, nature and conduct of the hearing shall be under the control of the Board or its appointed hearing officer. The Employee shall be entitled to be represented by counsel. At the conclusion of the hearing, the Board may take any action it deems appropriate or may, in its discretion, take no further action. In order to foster openness and candor in such hearing, all communications occurring in connection with any such hearing and related proceedings shall be deemed confidential and privileged communications and shall be inadvisable in any judicial or other proceeding. Unless the Board otherwise determines, the conduct of any such hearing shall not affect the timetable for the effective date of termination for cause. In the event of such termination for cause, the Employee shall continue to render his services, subject to regulation and control by the Board, and shall continue to receive all compensation and benefits up to the effective date of termination as set by resolution of the Board, which shall not have retroactive effect.

  b. EARLY TERMINATION WITHOUT CAUSE. The Company may terminate this Agreement and the Employee's employment hereunder at any time without cause or if the Employee is absent from work due to prolonged illness or mental or physical disability for more than 180 consecutive days or if the Employee is required to relocate from Colorado Springs, Colorado and refuses to do so by delivery of sixty (60) days written notice of such termination to the Employee in the instance of termination without cause or termination for refusal to relocate or by delivery of thirty (30) days written notice of such termination to the Employee in the instance of termination because of ill health or disability; provided, however, that in the event this Agreement is terminated by the Company for any reason other than for cause as provided in Paragraph 4(a), the Company shall upon such termination immediately pay to the Employee:

   (1) The Employee's then current salary, net of withholding and other deductions required by law, for the unexpired term of this Agreement, payable at the Employee's election either in a lump sum or at the times such salary would have been payable were the Employee to remain employed by the Company.

   (2) The Employee will have the right at any time within sixty (60) days of the date of the Employee's termination to exercise all unexercised options to purchase the Company's securities then held by the Employee ("Options"), regardless of any vesting, or other requirements to the contrary.

   (3) For a period equal to the unexpired term of this Agreement, the Company will maintain in full force and effect the Employee's coverage under any life, health, disability, accident or similar insurance plans in which the Employee then participates or will provide the Employee with alternative coverage substantially equivalent to that under such plans.

   (4) The Employee and spouse will be issued a lifetime positive space no service charge pass on the Company airline. The Employee's passes will not be transferable, but will cover one additional individual if such individual is accompanying the Employee.

For purposes of determining entitlement to severance compensation under this subparagraph 4(b), any notice of termination by the Company other than for cause under Paragraph 4(a) shall be deemed notice of termination under this Paragraph 4(b).

  c. VOLUNTARY TERMINATION BY THE EMPLOYEE. The Employee may voluntarily terminate this Agreement, effective as of any date specified by the Employee, which date shall be not less than thirty (30) days after delivery to the Company's Board of written notice of such termination. In the event of such voluntary termination by the Employee, the Employee shall cease to receive all compensation and benefits as of the date of such termination.

  d. DEATH. In the event of the Employee's death, the Employee shall cease to receive compensation as of the date on which death occurs.

 5. Compensation. For all services rendered by the Employee under this Agreement, the Company shall pay the Employee the following compensation:

  a. BASE SALARY.The Company shall pay the Employee a base salary in the amount of $350,000 per year ("Annual Base Salary"). The Annual Base Salary shall also compensate the Employee for his services as Chairman of the Board of Mountain Air Express, Inc. ("Mountain Air"). Said Annual Base Salary shall be paid after withholding and other required deductions in twenty-four (24) equal semi-monthly installments at the Company's regular payroll periods.

  b. PERIODIC SALARY ADJUSTMENTS. Not less than once a year during the time of this Agreement, the Board, or any Compensation Committee thereof, shall review the Employee's Annual Base Salary and adjust such salary upward but not downward as appropriate in its sole discretion.

  c. FRINGE BENEFITS. The Employee shall receive all such fringe benefits as are made available to executive employees of the Company and such other benefits as the Board or the Company may from time to time, in its discretion, make available to the Employee, including an incentive compensation plan, a pension or profit sharing plan, a stock purchase plan, a bonus plan, a group benefit plan and a medical plan.

  d. ADDITIONAL COMPENSATION. The Employee shall receive such other compensation and benefits as may be determined from time to time by the Board.

  e. INSURANCE. The Company will procure and maintain in force on behalf of the Employee and in his name a fully paid up whole life insurance policy upon the life of the Employee in the amount of Three Million Dollars ($3,000,000) with the beneficiary(ies) to be designated by the Employee.

  f. RETIREMENT BENEFIT. If at any time after age 65, the Employee's employment hereunder is terminated, either voluntarily or by the Company without cause, the Company shall pay during the remainder of the Employee's lifetime an annual retirement benefit equal to one-half of the average of the annual base salary paid to the Employee for the prior three years. The method of funding shall be determined by the Company and may at the discretion of the Company be funded by the qualified retirement plan.

 6. Working Facilities and Staff. The Company shall pay for an office, administrative staff, telecommunications and computer equipment, services and time, and such other facilities, equipment and services, suitable to the Employee's position and adequate for the performance of the Employee's duties.

 7. Business Expenses. The Employee is authorized to incur reasonable expenses for promoting the business and services of the Company, including but not limited to expenses for entertainment, travel, mileage and similar items. The Company will reimburse the Employee for all such expenses in accordance with the Company's policies and procedures then in effect upon presentation by the Employee of an itemized account of such expenditures. The Company shall provide the Employee with a monthly automobile allowance of $550.00 for the Employee's use of the Employee's automobile for the Company's business, which will be paid in accordance with the Company's policies and procedures then in effect. The Company shall provide a Company owned mobile phone to the Employee to be used solely for the Company's business.

 8. Vacations. The Employee shall be entitled, in each year of this Agreement, to a vacation in accordance with the Company's policies and procedures then in effect in regard to vacation for executive employees during which time the Employee's compensation shall be paid in full. In addition, the Employee shall be entitled to paid holidays applicable in the Employee's locale and other employee benefits relating to attendance at work including, but not limited to, sick leave in accordance with the Company's policies and procedures then in effect for executive employees of the Company.

 9. Contacts, Customers and Confidential Information.

  a. CONFIDENTIAL INFORMATION. For purposes of this Agreement, "Confidential Information" shall mean confidential information and trade secrets relating to the business and affairs of the Company including, but not limited to, processes, plans, planning and planning methods, information, information records and data systems, pricing strategies, sales procedures, customer information, techniques and methods of doing business, know how and other confidential information and trade secrets that are proprietary and unique to the Company. The Company acknowledges that the Employee has substantial experience in the airline industry and possesses extensive information and knowledge regarding, the industry in general which shall not be deemed Confidential Information for purposes of this Agreement, nor shall information and knowledge gained during employment that is not unique or proprietary to the Company be deemed Confidential Information for purposes hereof.

  b. NON-DISCLOSURE AND USE OF CONFIDENTIAL INFORMATION. The Employee agrees not to disclose any Confidential Information to outside parties, or use such Confidential information for any purpose other than as authorized in furtherance of the business interests of the Company, either during or subsequent to the term of this Agreement.

  c. REMEDIES FOR BREACH. In the event of a breach or threatened breach by the Employee of the provisions of this paragraph, the Company shall be entitled to an injunction restraining, the Employee from disclosing, in whole or part, or using, for any purpose not in furtherance of the business interests of the Company, any Confidential Information. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Employee.

  d. The Employee agrees that the covenants contained in this Paragraph 9 of this Agreement shall survive any termination of this Agreement.

 10. The Employee's Other Activities. Notwithstanding any provision to the contrary herein, while the Employee is performing his duties hereunder, the Employee may engage in outside consulting and other commercial airline related businesses including serving as an officer and director of such businesses and devote a portion of his time to those affairs, provided such business does not involve direct competition with the Company and the amount of time the Employee devotes to such matters, does not materially impair his ability to perform his duties hereunder. In particular, the Employee may continue to serve as Chairman of the Board of Mountain Air (at the discretion of such corporation's Board of Directors).

 11. Return of Property and Documents. Upon the termination of the Employee's employment with the Company for any reason, the Employee shall deliver promptly to the Company any and all property belonging to the Company that is in the Employee's direct or indirect possession, custody or control and any and all printed, typewritten, handwritten, recorded or computerized, information, including text, diagrammatic and graphic material, or other tangible representation or mode of expression, suitable for the manifestation, storage or communication of any idea, data or other information ("Documents") relating in any way to any matter of the Company's business or relating to any other information or fact which is the property of the Company, or any other Documents that may contain Confidential Information, which the Employee may then have in his direct or indirect possession, custody or control, whether prepared by the Employee or not.

 12. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if delivered in person or sent by registered U.S. Mail to his residence in the case of the Employee, or to its principal office in the case of the Company.

 13. Waiver of Breach. The waiver by the Company of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

 14. Assignment. The Employee acknowledges that the services to be rendered by the Employee are unique and personal. Accordingly, the Employee may not assign any of the rights or, except as specifically contemplated within the scope of the duties described herein, delegate any of the Employee's duties under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

 15. Entire Agreement. This Agreement supersedes the Original Agreement and constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and any oral agreements entered into prior hereto or contemporaneously herewith are merged herein, and any such prior or contemporaneous agreement not reflected herein shall not survive said merger. This Agreement may not be changed, modified or rescinded except in writing, signed by all parties hereto, any attempt at oral modification of this Agreement shall be void.

 16. Severability. All agreements, covenants and warranties contained herein are severable and in the event any of them shall be held to be invalid by any competent Court, this Agreement shall be interpreted as if such invalid agreements, covenants or warranties were not contained herein.

 17. Governing Law. The Employee and the Company agree that this Agreement shall be deemed to be made under, and shall be governed by, construed, interpreted and enforced in accordance with the laws of the State of Colorado.

 18. Relationship Created. The relationship created by this Agreement shall be deemed and construed to be, and shall be, that of employer and employee and not of any other type or nature.

 19. Attorneys' Fees. Should any litigation be commenced between the parties hereto concerning the terms of this Agreement, or the rights and duties of the parties hereto under this Agreement, the prevailing party in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for the prevailing party's attorneys' fees.

 20. Costs and Expenses. Each party hereto shall bear its own costs, including counsel fees and accounting fees incurred in connection with the negotiation, drafting and consummation of this Agreement and the transactions contemplated thereby, and all matters incident thereto.

 21. Number and Gender. Words used herein, regardless of the number, and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

 22. Titles Not to Affect Interpretation. The titles of Paragraphs contained in this Agreement are for convenience of reference only, and they neither form a part of this Agreement nor are they to be used in construction or interpretation hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on the _____ day of November, 1996.

       COMPANY:

       WESTERN PACIFIC AIRLINES, INC.,
       a Delaware corporation



       By:

       Its:


       EMPLOYEE:



       EDWARD R. BEAUVAIS


CORPORATE SEAL